Exhibit 99.3
DOUBLE-TAKE SOFTWARE, INC.
UNAUDITED PRO FORMA
Condensed Consolidated Financial Statements
On December 24, 2007, Double-Take Software acquired 100% of the shares outstanding of TimeSpring Software Corporation, which is now known as Double-Take Canada. The purchase price paid in cash was approximately $8.3 million plus transaction costs and working capital adjustments which totaled approximately $1.5 million. A portion of the amount paid to the selling shareholders will be held in escrow.
The following represents preliminary allocation of the purchase price of Double-Take Canada. The acquisition adjustments are based on currently available information and upon certain assumptions and estimates that the Company believes are reasonable. The acquisition of Double-Take Canada was accounted for using the purchase method of accounting, and the assets acquired and liabilities assumed were accounted for at their fair market values at the acquisition date based on preliminary estimates. The purchase price allocation is preliminary and subject to adjustment based on the preparation of and review by the selling shareholders of the closing balance sheet of Double-Take Canada within 90 days of the closing of the transaction.
The details of the purchase price allocation are as follows (in thousands):

Purchase price paid to selling shareholders	$8,000
Operating expense reimbursement paid to selling shareholders	339
Transaction costs	620
Working capital acquired	818

Total purchase price	$9,777

The estimated fair value of identifiable assets and liabilities on the date of the acquisition are as follows (in thousands):

Accounts receivable	$60
Prepaid expenses and other current assets	1,215
Bank overdraft	(149)
Accounts payable	(25)
Accrued expenses	(113)
Other liabilities	(92)
Deferred revenue	(36)
Property and equipment	453
Technology related intangibles (5 year life)	1,936

Net assets acquired	$3,249

Excess of purchase price over net assets acquired (goodwill)	$6,528

The following pro forma financial data has been prepared by the Company to give effect to our acquisition of Double-Take Canada. The pro forma adjustments, which are based upon available information and upon assumptions that the Company believes are reasonable, are described in the accompanying notes.
The unaudited pro forma balance sheet at September 30, 2007 has been prepared to give effect to the acquisition of Double-Take Canada as if it had occurred on September 30, 2007.
The unaudited pro forma statements of operations combines the statement of operations with Double-Take Canada’s for the year ended December 31, 2006 and for the nine month period ended September 30, 2007, to reflect the acquisition of Double-Take Canada as if the acquisition had been completed and was effective as of January 1, 2006 and January 1, 2007, respectively.
The financial effects to the Company of the acquisition of Double-Take Canada as presented in the pro forma financial data are not necessarily indicative of the consolidated financial position or results of operations the Company would have obtained if the Double-Take Canada acquisition had actually occurred on the dates described above, nor are they necessarily indicative of the results of future operations. The pro forma financial data should be read in conjunction with the accompanying notes, which are an integral part of the pro forma information, and the historical financial statement of Double-Take Software, Inc. and Double-Take Canada and the related notes.

Double-Take Software, Inc. — TimeSpring
Balance Sheet
September 30, 2007
(unaudited)

			Pro Forma
		Double-	as Adjusted
	Double-	Take	for the
	Take (1)	Canada (2)	Acquistion		Pro Forma
(in thousands of US $)	(historical)
ASSETS

Current assets:
Cash and cash equivalents	38,845	391	(9,157	) [3]	30,079
Short term investments	28,561	—			28,561
Accounts receivable, net of allowance for doubtful accounts	16,068	200			16,268
Prepaid expenses and other current assets	2,751	841			3,592
Deferred tax assets	2,849	—			2,849

Total current assets	89,074	1,432	(9,157)		81,349

Property and equipment, net	3,274	469			3,743
Goodwill	3,059	—	6,528	[4]	9,587
Intangible Asset — Customer relationship	1,653	—			1,653
Intangible Asset — Marketing relationship	1,655	—			1,655
Intangible Asset — Technology Related	—	—	1,936	[4]	1,936
Other assets	150	—			150

Total assets	98,865	1,901	(693)		100,073

LIABILITIES, REDEEMABLE SHARES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	1,273	147			1,420
Accrued expenses	4,425	105	800	[3,5]	5,330
Other liabilities	360	—			360
Deferred revenue	21,284	139			21,423

Total current liabilities	27,342	391	800		28,533

Long-term deferred revenue	4,463	—			4,463
Long-term deferred rent	306	—			306
Loans payable	—	5,627	(5,627	) [6]	—
Long-term capital lease obligation	3	17			20

Total long-term liabilities	4,772	5,644	(5,627)		4,789

Total liabilities	32,114	6,035	(4,827)		33,322

Redeemable preferred shares	—	24,662	(24,662	) [7]	—

Stockholders’ equity (deficit)
Common Stock	22	2,707	(2,707	) [7]	22
Additional paid in capital	146,313	—			146,313
Cumulative translation adjustment	(5)	—			(5)
Accumulated deficit	(79,579)	(31,503)	31,503	[7]	(79,579)

Total stockholders’ equity (deficit)	66,751	(28,796)	28,796		66,751

Total liabilities, redeemable shares and stockholders’ equity (deficit)	98,865	1,901	(693)		100,073

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
(dollars in thousands, except where noted otherwise)
(1)	Derived from the unaudited balance sheet for Double-Take Software, Inc. at September 30, 2007.

(2)	Derived from the unaudited consolidated balance sheet for Double-Take Canada at September 30, 2007 and converted from Canadian dollars to US dollars using the $/Cdn exchange rate on September 30, 2007 of 0.9959. The balance sheet was adjusted to conform to US GAAP by reducing other assets by $34, redeemable preferred stock by $281 and accumulated deficit by $247 to net costs associated with redeemable preferred stock.

(3)	The components of the pro forma adjustment to cash are as follows:

Purchase price paid to selling shareholders	$8,000
Operating expense reimbursement paid to selling shareholders	339
Working capital acquired	818

Cash paid to selling shareholders at closing	$9,157

Transaction costs not accrued on Double-Take Software’s balance sheet as of September 30 and not paid at closing (recorded as accrued expense instead of reducing cash)	$620

(4)	Intangible assets resulting from the acquisition of Double-Take Canada.

(5)	Accrual for acquisition costs incurred after September 30, 2007.

(6)	Elimination of debt on Double-Take Canada books as of September 30, 2007. All debt was paid off by the selling shareholders concurrent with the acquisition of Double-Take Canada by Double-Take Software, Inc.

(7)	Adjustments to eliminate the equity related to the Double-Take Canada equity.

Double-Take Software Inc.
Pro Forma Consolidated Statements of Operations
Year ended December 31, 2006
(unaudited)

		Double-	Pro Forma as
	Double-	Take	Adjusted for the
(in thousands of US $, except share and per share amounts)	Take (1)	Canada (2)	Acquistion		Pro Forma
Revenue:
Software licenses	38,418	400			38,818
Maintenance and professional services	22,422	133			22,555

Total Revenue	60,840	533	—		61,373

Cost of Revenue:
Software licenses	1,355	55			1,410
Maintenance and professional services	6,193	—			6,193

Total Cost of Revenue	7,548	55	—		7,603

Gross profit	53,292	478	—		53,770

Operating Expenses:
Sales and marketing	22,211	2,397			24,608
Research and development	10,679	1,190			11,869
General and administrative	11,824	1,672			13,496
Depreciation and amortization	1,613	202	387	[3]	2,202

Total Operating Expenses	46,327	5,461	387		52,175

Income (loss) from Operations	6,965	(4,983)	(387)		1,595

Interest Income	319	118			437
Interest Expense	(91)	(255)	237	[4]	(109)
Foreign Exchange gains (losses)	56	—	—		56

Income (loss) before income taxes	7,249	(5,120)	(150)		1,979

Income tax expense (benefit)	494	—			(494)

Net income (loss)	6,755	(5,120)	(150)		1,485

Accretion on redeemable shares	(4,496)	(1,528)	1,528	[5]	(4,496)
Dividends on redeemable shares	(2,830)				(2,830)

Net income (loss) attributable to shareholders	(571)	(6,648)	1,378		(5,841)

Net Loss per share attributable to common stock holders
Basic	(0.13)				(1.36)

Diluted	(0.13)				(1.36)

Weighted average number of shares used in per share amounts:
Basic and diluted	4,306				4,306

Diluted	4,306				4,306

Double-Take Software Inc.
Pro Forma Consolidated Statements of Operations
Nine months ended September 30, 2007
(unaudited)

		Double-	Pro Forma as
	Double-	Take	Adjusted for the
(in thousands of US $, except share and per share amounts)	Take (1)	Canada (2)	Acquistion		Pro Forma
Revenue:
Software licenses	34,993	155			35,148
Maintenance and professional services	24,251	119			24,370

Total Revenue	59,244	274	—		59,518

Cost of Revenue:
Software licenses	216	27			243
Maintenance and professional services	5,792	—			5,792

Total Cost of Revenue	6,008	27	—		6,035

Gross profit	53,236	247	—		53,483

Operating Expenses:
Sales and marketing	20,683	1,358			22,041
Research and development	8,756	835			9,591
General and administrative	11,007	1,095			12,102
Depreciation and amortization	1,707	144	290	[3]	2,141

Total Operating Expenses	42,153	3,432	290		45,875

Income (loss) from Operations	11,083	(3,185)	(290)		7,608

Interest Income	2,213	33			2,246
Interest Expense	(39)	(716)	700	[4]	(55)
Foreign Exchange gains (losses)	(50)	—			(50)

Income (loss) before income taxes	13,207	(3,868)	410		9,749

Income tax expense (benefit)	(531)	2			(529)

Net income (loss)	13,738	(3,870)	410		10,278

Accretion on redeemable shares		(1,305)	1,305	[5]	—

Net income (loss) attributable to shareholders	13,738	(5,175)	1,715		10,278

Net Loss per share
Basic	0.65				0.49

Diluted	0.60				0.45

Weighted average number of shares used in per share amounts:
Basic	21,152				21,152

Diluted	22,950				22,950

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
(US dollars in thousands, except where noted otherwise)
(1)	Derived from the historical audited statements of operations for Double Take for the year ended December 31, 2006 and the unaudited nine months ended September 30, 2007.

(2)	Derived from the historical audited consolidated statement of operations for Double-Take Canada for the year ended December 31, 2006 and the nine months ended September 30, 2007 and converted from Canadian dollars to US dollars using the $/Cdn average exchange rate of 1.1340 for the year ended December 31, 2006 and 1.1049 for the nine months ended September 30, 2007. See financial statements for the periods ended September 30, 2007 and 2006, and December 31, 2006 and 2005 included as Exhibits 99.02 and 99.01 to this 8-K/A.
The statement of operations for the year ended December 31, 2006 was adjusted to conform to US GAAP as follows:
•	Reduce interest expense by $1,733 (Cdn) related to the increase in the redemption value of redeemable preferred shares. This amount is shown below as an increase in capital deficiencies for US GAAP purposes.

•	Reduce interest expense by $56 (Cdn) for amortization of deferred charges that are netted against the value of preferred shares for US GAAP purposes.
The unaudited statement of operations for the nine months ended September 30, 2007 was adjusted to conform to US GAAP as follows:
•	Reduce interest expense by $1,442 (Cdn) related to the increase in the redemption value of redeemable preferred shares. This amount is shown below as an increase in capital deficiencies for US GAAP purposes.

•	Reduce interest expense by $42 (Cdn) for amortization of deferred charges that are offset against the value of preferred shares for US GAAP purposes.

(3)	Adjustment to record amortization of the identified intangible asset recorded for the acquisition of Double-Take Canada:
The adjustment for the year ended December 31, 2006 was calculated as follows:

Technology intangible	$1,936
Estimated life	5

Amortization for year	$387

The adjustment for the nine month period ending September 30, 2007 was calculated as follows:

Full year amortization	$387
Multiply by portion of year to amortize	.75

Amortization for nine months	$290

(4)	Adjustment to eliminate interest expense on bank debt and shareholder debt. This debt was paid in full concurrent with the closing of the acquisition.

(5)	Adjustment to eliminate accretion on the redeemable of preferred shares. These shares were cancelled at the closing of the acquisition.